Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-        on Form F-1 of our report dated June 20, 2025 (September 5, 2025, as to the September 5, 2025 reverse share split described in Note 24.8) relating to the financial statements of Innocan Pharma Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 16, 2026